CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	Friday, May 4, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. ANNOUNCES PURCHASE
OF THREE BRANCH OFFICES IN DUBUQUE, IOWA MARKET

Dubuque, Iowa, May 4, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has entered into a definitive purchase and assumption agreement to acquire three retail banking offices of Liberty Bank, FSB located in Dubuque, Iowa and East Dubuque, Illinois. Heartland expects to combine the acquired assets and deposit accounts into its Dubuque Bank and Trust Company (DB&T) subsidiary bank. The total purchase price was not disclosed.

The transaction is subject to approvals by bank regulatory authorities, and is expected to close during the third quarter of 2012. Deposits in the three branch locations to be acquired from Liberty Bank totaled approximately $55 million at March 31, 2012. Additionally, loans approximating $10 million will be acquired as part of the agreement. Dubuque Bank & Trust Company has assets of $1.4 billion and deposits of $979 million at March 31, 2012.

"This transaction represents an opportunity to grow our flagship bank, Dubuque Bank and Trust Company, within the thriving Dubuque marketplace," said Lynn B. Fuller, Heartland chairman, president and chief executive officer. “We have previously announced our desire to expand in our current footprint and Liberty will be an excellent fit.

“We are acquiring a talented team of local management and staff with an excellent knowledge of the community and the customers they serve. The Liberty branch locations will enhance our presence in the tri-state region, which includes Dubuque County in northeast Iowa, Grant County in southwest Wisconsin and Jo Daviess County in northwest Illinois, and provide added convenience to customers of both banks,” added Fuller.

Under terms of the agreement, Heartland will assume the deposit liabilities and purchase certain loans and other assets associated with the three Liberty banking offices.

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About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.3 billion diversified financial services company providing commercial and retail banking, residential mortgage, wealth management, investment services, insurance and consumer finance services.. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota as well as mortgage loan production offices in California, Nevada, Texas, Wyoming and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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